Exhibit 10.1

FOURTH AMENDMENT dated as of December 22, 2009 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 15, 2008, as heretofore amended (as so amended, the “Credit Agreement”), among CEPHALON, INC., a Delaware corporation, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendments to the Credit Agreement.  (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)            Clause (c) of the definition of “Investment” is hereby amended and restated in its entirety to read as follows:  “(c) any Investment in the form of a capital contribution shall be fair market value (as determined reasonably and in good faith by the chief financial officer of the Borrower, giving effect to GAAP) of the cash, Equity Interests or other property subject thereto, determined as of the time of such contribution, without any adjustment for increases or decreases in value of, or write-ups, write-downs or write offs with respect to, such Investment,”.

(ii)           Clause (a) of the definition of “Permitted Foreign Loan” is hereby amended by replacing the phrase “under clause (m) or (n) of Section 6.04” thereof with “under clause (m), (n), (r), (u) or (v) of Section 6.04”.

(iii)          The following new defined terms are hereby inserted in the appropriate alphabetical order:

“Cephalon Holdings Ltd” means Cephalon Holdings Ltd., a company incorporated with limited liability in England and Wales.

“Cephalon Ltd” means Cephalon Limited, a company incorporated with limited liability in England and Wales.

“Cephalon UK” means Cephalon (UK) Limited, a company incorporated with limited liability in England and Wales.

“CIH” means Cephalon International Holdings Inc., a Delaware corporation.

“CTI” means Cephalon Technology, Inc., a Delaware corporation.

“CTL” means Cell Therapeutics (UK) Limited, a company incorporated with limited liability in England and Wales.

“UK Restructuring Transactions” means, collectively:

(a) the contribution by the Borrower of all the issued and outstanding Equity Interest in CTL to CTI,

(b) subsequent to the completion of the contribution referred to in clause (a) above, the contribution by CTI of all the issued and outstanding Equity Interests in CTL to CIH;

(c) subsequent to the completion of the contribution referred to in clause (b) above, the contribution by CIH to Cephalon UK of all the issued and outstanding Equity Interests in CTL;

(d) subsequent to the completion of the contribution referred to in clause (c) above, liquidation of CTL into Cephalon UK;

(e) subsequent to the completion of the contribution referred to in clause (c) above, the contribution by CIH of all the issued and outstanding Equity Interests in Cephalon UK to Cephalon Holdings Ltd;

(f) subsequent to the completion of the contribution referred to in clause (e) above, the contribution by Cephalon Holdings Ltd of all the issued and outstanding Equity Interests in Cephalon UK to Cephalon Ltd; and

(g) subsequent to the completion of the contribution referred to in clause (f) above, the transfer of certain assets of Cephalon Ltd to Cephalon UK, to be accounted for as a contribution by Cephalon Ltd to the capital of Cephalon UK.”

(b)           Section 6.04 of the Credit Agreement is hereby amended as follows:

(i)            Clause (c) of Section 6.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:  “(c) investments by the Borrower and the Subsidiaries in Equity Interests in their subsidiaries; provided

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that (i) such subsidiaries are Subsidiaries prior to the making of such investments and (ii) the aggregate amount (determined, for avoidance of doubt, without duplication of any amounts that cease to be outstanding) of all such investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties made after the date hereof (other than (A) the conversion of any intercompany account or other obligation owed by any Foreign Subsidiary to a Loan Party into the Equity Interests of such Foreign Subsidiary and (B) any such investment made by a Loan Party prior to the date hereof that after the date hereof shall have been transferred by such Loan Party or any other Loan Party that shall be a direct or indirect transferee of such Loan Party to any other Loan Party), in each case made in reliance on this clause (c) and the following clauses (d) and (e) of this Section, shall not exceed US$200,000,000 at any time outstanding;”.

(ii)           The word “and” immediately before clause (x) thereof is hereby deleted, the period at the end of clause (x) thereof is hereby replaced with “; and” and the following new clause is hereby inserted at the end of Section 6.04:

“(y) Investments arising from the UK Restructuring Transactions.”

(iii)          The last paragraph of Section 6.04 is hereby amended by inserting at the end of clause (ii) thereof the following: “(other than any such transfer of a Permitted Foreign Loan to a Subsidiary in which the transferor receives consideration in cash at least equal to all the amounts outstanding (whether or not then due and payable) under such Permitted Foreign Loan)”.

(c)           Clause (b) of Section 6.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:  “(b) transactions between or among two or more of any of the Borrower and the Subsidiaries not involving any other Affiliate, provided that any sale, transfer or other disposition of an asset (other than any such sale, transfer or other disposition constituting an Investment) by any Loan Party to any Subsidiary that is not Loan Party shall be made for consideration that equals at least the fair market value (as determined reasonably and in good faith by the chief financial officer of the Borrower, giving effect to GAAP) of such asset,”.

(d)           The second sentence of Section 9.14 of the Credit Agreement is hereby amended by replacing the parenthetical “(other than to the Borrower or any Subsidiary or any of their Related Parties)” with “(other than to another Loan Party)”.

SECTION 3.  Additional Agreement.  The Lenders party hereto hereby authorize the Administrative Agent to release, in connection with the consummation of the UK Restructuring Transactions, any and all Liens created in favor of the Administrative Agent under the Security Documents on the Equity Interests in Cephalon UK, and to execute and deliver to any Loan Party all documents that such Loan Party shall reasonably request to evidence such release.  Any execution and delivery of documents by the Administrative Agent pursuant to this paragraph shall be without recourse to or warranty by the Administrative Agent.

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SECTION 4.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders, as of the Amendment Effective Date (as defined below), that:

(a)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action.  This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, constitutes legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of the Borrower and the Subsidiary Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(c)  On and as of the Amendment Effective Date, after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 5.  Effectiveness.  This Amendment shall become effective, as of the date first above written, on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and Lenders constituting at least the Required Lenders, provided that the Administrative Agent shall have received all fees and other amounts due and payable to it or any of its Affiliates on or prior to the Amendment Effective Date, including reimbursement of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed by the Borrower under the Credit Agreement.

SECTION 6.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

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(b)           On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11.  Administrative Agent’s Expenses.  Without limiting the Borrower’s obligations under Section 9.03 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CEPHALON, INC.,

by
/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Exec. V.P. and CFO

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
/s/ James A. Knight
Name: James A. Knight
Title: Vice President

BANK OF AMERICA, N.A.

by
/s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

by
/s/ Douglas Weir
Name: Douglas Weir
Title: Director

by
/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

WACHOVIA BANK, N.A.

by
/s/ Eric M. Del Viscio
Name: Eric M. Del Viscio
Title: Senior Vice President

BARCLAYS BANK PLC

by
/s/ David Barton
Name: David Barton
Title: Director

CITIZENS BANK OF PENNSYLVANIA

by
/s/ Pankaj C. Goel
Name: Pankaj C. Goel
Title: Vice President

U.S. BANK, N.A.

by
/s/ Jennifer Hwang
Name: Jennifer Hwang
Title: Vice President